Exhibit 10.4

Exclusive Business Cooperation Agreement

The Exclusive Business Cooperation Agreement (the Agreement) is entered into as of ________________, 2022, by and between:

Party A: Beijing NeoTV Culture Diffusion Co., Ltd., a limited liability company established under the laws of the People’s Republic of China (the “PRC”, for the purposes of the Agreement only, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) with a unified social credit code of 91110108MABWRRRRXE; and

Party B: Shanghai NeoTV Culture Diffusion Co., Ltd., a company limited by shares incorporated under the laws of China with the unified social credit code of 91310000787842032J。

Party A and Party B are each hereinafter referred to as “a Party” and collectively referred to as “both Parties”.

In consideration,

1.	Party A is a wholly foreign-owned enterprise registered in China and has the necessary resources to provide technical business services and business consulting services;

2.	Party B is a domestic company registered in China, engaged in permitted projects, including performance brokerage; Internet information services. (Projects subject to approval in accordance with the law should be approved by the relevant departments before operating activities; specific business projects should be subject to the relevant departmental approval documents or licenses) It is also engaged in general projects including technology development, technology transfer, technology consulting, technology services in the field of network information technology expertise; software development; computer software and hardware and auxiliary equipment wholesale; computer software and hardware and auxiliary equipment retail, information consulting services (excluding license information consulting services); corporate image planning; business management consulting; graphic design and production; advertising design, agency; advertising production; advertising publishing (non-radio stations, television stations, newspaper publishing units); animation game development; conference and exhibition services; sports event planning; organization of sports performance activities (except for projects subject to approval by law, with business license to carry out business activities independently according to law) and other businesses.

3.	Party A agrees to use its human resources, technical and information advantages to provide relevant technical advice and services to Party B during the term of the Agreement. And Party B agrees to accept such exclusive services provided by Party A or its designated party.

Accordingly, Party A and Party B have reached the following agreement by consensus.

1.	Services Provided by Party A

	1.1	Subject to the terms and conditions set out in the Agreement, Party B hereby appoints Party A as Party B’s exclusive service provider to provide Party B with comprehensive business support, technical services and consulting services during the term of the Agreement, including all services within Party B’s scope of business as determined by Party A from time to time in connection with Party B’s business (hereinafter referred to as “the Services”) in whole or in part, including but not limited to the following items: technical services, network support, business consulting, intellectual property licensing, equipment or leasing, marketing consulting, system integration, product development and system maintenance, and other related technical consulting services and business consulting services from time to time at Party B’s request.

	1.2	Party B agrees to accept the consultation and services provided by Party A. Party B further agrees that, except with Party A’s prior written consent, during the term of the Agreement, Party B shall not accept any advice or services from any third party in respect of the matters which are the same or similar to the Agreement and shall not enter into any same or similar cooperation relation with any third party in respect of the matters which are the same or similar to the Agreement. Party A may designate the other party (such designated party may enter into a relevant agreement with Party B as described in Article 1.3 of the Agreement) to provide Party B with the consultation and services under the Agreement. For the avoidance of ambiguity, the Agreement does not restrict Party A from providing any goods or services to third parties other than Party B.

	1.3	Terms and Conditions for Manner of Service Providing

		1.3.1	Party A and Party B agree that both parties may enter into other technical service agreements and consulting service agreements during the term of the Agreement, either directly or through their respective affiliates, to agree on the specific content, manner, personnel and fees for specific technical services and consulting services.

		1.3.2	To perform the Agreement, Party A and Party B agree that during the term of the Agreement both parties may enter into intellectual property rights (including but not limited to: software, trademarks, patents and technical secrets) licensing agreements either directly or through their respective affiliates, which shall allow Party B to use Party A’s relevant intellectual property rights at any time in accordance with Party B’s business needs.

		1.3.3	To perform the Agreement, Party A and Party B agree that during the term of the Agreement both parties may enter into an equipment or property rental agreement either directly or through their respective affiliates, which shall allow Party B to use Party A’s relevant equipment or property at any time in accordance with Party B’s business needs.

	1.4	Party B entrusts Party A to provide the above services on a sole and exclusive basis, i.e. Party B agrees to accept the above services provided by Party A, and Party B further agrees that, except with Party A’s prior written consent, during the term of the Services, Party B shall not, and shall urge its controlled subsidiaries not to, accept any third party’s technical consulting services and business consulting services with the same or similar content as the Services in Article 1.1 of the Agreement, and shall not enter into any similar business cooperation agreement or consulting service agreement with any third party in order to terminate or affect Party A’s rights and obligations under the Agreement.

	1.5	Without Party A’s prior written consent, Party B shall not assign any of its rights and obligations under the Agreement to any third party.

	1.6	Party A agrees that Party A may, in Party A’s sole discretion, provide financial assistance to Party B or assist Party B in obtaining financial assistance if Party A considers it necessary.

2.	Calculation of Service Fees and Payment Methods

	2.1	Both Parties agree that Party A shall issue bills to Party B on a quarterly basis according to the workload and commercial value of the services provided by Party A to Party B and according to the price agreed between both Parties. Party B shall pay the corresponding consulting service fees to the bank account specified by Party A according to the date and amount of the bill. Party A shall notify Party B in writing seven (7) working days in advance if Party A changes its bank account number. All bank charges incurred for the payment shall be borne by Party B. Party A has the right to adjust the standard of consulting service fee at any time according to the quantity and content of consulting service provided to Party B. For the purpose of the Agreement, “workday” means any day other than Saturday, Sunday and other legal closing days of commercial banks in China.

	2.2	Within fifteen (15) days after the end of each fiscal year, Party B shall provide Party A with the financial statements for such year, as well as all operation records, business contracts and financial information necessary for the production of the financial statements. If Party A questions the financial information provided by Party B, it may appoint a reputable independent accountant to audit the relevant information. Party B shall cooperate.

	2.3	Party A has the right to adjust the amount of the service fee at Party A’s discretion in light of the workload and commercial value of the Services provided by Party A to Party B or the requirements of the relevant regulatory authorities. Party B shall accept such adjustment.

	2.4	On the premise that neither party violates the terms of the Agreement, Party A shall also bear Party B’s business risks. If Party B incurs losses, Party B may consult with Party A about not charging the service fee for the loss-making year, subject to the decision of Party A. If Party B makes profits in the year but still needs to make up for the losses, which results in Party B not making actual profits in the year, Party B may consult with Party A about not charging the service fee for the loss-making year, subject to the decision of Party A. To avoid ambiguity, if Party B makes profits and still has a surplus after making up losses in a given year, it shall pay the service fee to Party A in accordance with this Article.

3.	Intellectual Property and Confidentiality Clauses

	3.1	Party A shall have independent, exclusive and complete ownership, right and interest in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, whether developed by Party A, Party B or jointly by Party A and Party B.

	3.2	Unless expressly authorized by Party A, Party B shall have no interest in the intellectual property rights belonging to Party A used by Party A for providing the Services under the Agreement.

	3.3	Upon request by Party A, Party B shall execute all appropriate documents, take all appropriate actions, submit all applications and filings, provide all appropriate assistance and conduct whatever is necessary as deemed by Party A at its sole discretion to assist Party A in the assignment or license of the relevant intellectual property, including but not limited to execution of a gratuitous assignment or license agreements (where applicable), registration, etc., to vest any ownership, right and interest in such intellectual property rights and intangible assets in Party A or perfect the protection of such intellectual property rights and intangible assets of Party A (including registering such intellectual property rights and intangible assets under the name of Party A). Party B shall not transfer, assign, charge, license, or otherwise dispose of Party B’s rights, ownership, interests and intellectual property rights without the prior written consent of Party A.

	3.4	Each Party warrants to the other that it will indemnify the other Party for any and all economic losses caused to the other Party by any infringement by the other Party of the intellectual property rights (including copyrights, trademarks, patents, proprietary technology) of the other Party.

	3.5	Both Parties acknowledge that any oral or written information exchanged by them in connection with the Agreement shall be Confidential Information. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other party, except that (1) such information is or will become known to the public (but not as a result of disclosure to the public by the recipient of the information); (2) such disclosure is required by applicable law or the rules or regulations of any stock exchange; or (3) the disclosure is required by either party to its legal counsel or financial advisor in connection with the transactions contemplated hereunder, and such legal counsel or financial advisor shall be subject to obligations of confidentiality similar to those set forth in this Article. Any disclosure of any Confidential Information by a person or body employed by either party shall be deemed to be a disclosure of such Confidential Information by such party, and such party shall be liable for any breach of the Agreement.

	3.6	Upon termination of the Agreement, the recipient of the Confidential Information shall return to the original owner or provider of the Confidential Information or destroy, with the consent of the original owner or provider, any documents, information or software containing the Confidential Information, including deleting any Confidential Information from any relevant memory device and shall not continue to use such Confidential Information.

	3.7	Both Parties agree that Article 3 shall continue in effect regardless of any modification, abrogation or termination of the Agreement.

4.	Representations and Warranties

	4.1	Party A represents and warrants as follows:

		4.1.1	Party A is a company legally registered and validly existing in accordance with the laws of China.

		4.1.2	Party A has entered into and is performing the Agreement within the scope of its legal personality and its business operations. Party A has taken the necessary corporate actions and has been granted proper authority, and has full power and authority to consummate the transactions described in the Agreement and to obtain the consent and approval of third parties and governmental agencies (if required) to execute, deliver and perform the Agreement, and not in violation of any law or other restrictions.

		4.1.3	The Agreement constitutes a legal, valid and binding obligation of Party A, which is enforceable in accordance with the terms of the Agreement.

	4.2	Party B represents and warrants as follows:

		4.2.1	Party B is a company limited by shares legally registered and validly existing under the laws of the PRC, possesses complete business licenses required for its operation, and has full rights and qualifications to operate the business it is currently engaged in within the PRC.

		4.2.2	Party B has entered into and is performing the Agreement within the scope of its legal personality and its business operations. Party B has taken the necessary corporate actions and has been granted proper authority, and has full power and authority to consummate the transactions described in the Agreement and to obtain the consent and approval of third parties and governmental agencies, if required, to execute, deliver and perform the Agreement, and not in violation of any law or other restrictions.

		4.2.3	The Agreement constitutes a legal, valid and binding obligation of Party B, which is enforceable in accordance with the terms of the Agreement.

		4.2.4	Party B has disclosed to Party A any and all contracts, governmental approvals, licenses or documents by which its assets or business are bound that may materially and adversely affect its ability to perform its obligations under the Agreement fully. The documents previously provided to Party A by Party B do not contain any misrepresentation or omission of any material fact.

4.2.5	Party B shall promptly inform Party A of circumstances that have or may have a material adverse effect on Party B’s business and its operations and try Party B’s best efforts to prevent the occurrence of and the expansion of such circumstances.

4.2.6	Party B shall not, in any form, dispose of Party B’s material assets or change Party B’s existing share capital structure without Party A’s written consent.

4.2.7	The execution and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not (i) violate any PRC law; (ii) conflict with or result in a breach of any contract to which Party B is a party; or (iii) violate any condition of a license or permit necessary for Party B to operate Party B’s business.

4.2.8	Upon written request by Party A, Party B shall use all of its accounts receivable and all of its other assets legally owned and disposable, in a manner permitted by the laws of the PRC, as the guarantee for its obligation to pay the Service Fee as set out in Article 2 of this Agreement.

4.2.9	Without Party A’s written consent, Party B shall not enter into any other agreement or arrangement which conflicts with the Agreement or which may prejudice Party A’s rights and interests under the Agreement.

4.2.10	If there is a potential conflict of interest between Party A and Party B, in particular, if Party B or Party B’s shareholders are directors, officers and other positions of Party A or shareholders, directors, officers and other positions of NEOTV International Limited, Party B shall give priority to protecting and not harming Party A’s interests and those of NEOTV International Limited

4.2.11	Party B agrees to accept the suggestions and requirements provided by Party A to Party B from time to time in respect of the appointment and dismissal of employees, daily operation and management, as well as the financial management system, etc., and to comply with and implement them strictly. Party B will elect the persons designated by Party A as Party B’s directors in accordance with the procedures stipulated in the laws, regulations and the Articles of Association, and urge such elected directors to elect the Chairman of the Company in accordance with the candidates recommended by Party A, and appoint the person designated by Party A as Party B’s general manager, chief financial officer and other senior management personnel (including but not limited to various head of operations, financial management personnel, financial control personnel and accounting personnel, etc.). Party A shall recommend in good faith to Party B candidates who meet the qualifications for appointment under applicable laws. Party A shall have the right to replace its recommended candidates, in which case Party B shall appoint the new candidates recommended by Party A to the relevant positions. Party B will take all necessary internal and external procedures to complete the above dismissal and appointment procedures in accordance with the laws, the Articles of Association and the provisions of the Agreement.

5.	Party B’s Obligations

	5.1	Party B shall keep complete financial reports, books of account and related records for Party A’s inspection whenever Party A deems necessary. Party A or Party A’s consultants shall have the right to inspect any of Party B’s financial reports, books and related records at any time. During the term of the Agreement, Party B agrees to cooperate with Party A and Party A’s parent company (including companies that directly or indirectly control Party A, the same as below) in audits of related transactions and other types of audits, to provide Party A, its parent company, or its appointed auditor with information and materials relating to Party B’s operations, business, customers, finances, employees, etc., and to agree to Party A’s parent company’s disclosure of such information and materials for the purpose of satisfying the regulatory requirements of the place where its securities are listed disclose such information and materials (if required).

	5.2	In order to facilitate the provision of the Services by Party A, Party B shall provide Party A with the relevant information requested by Party A in a timely manner in accordance with Party A’s requirements.

	5.3	Party B shall pay the service fee to Party A on time and in full in accordance with the provisions of Article 2 of this Agreement.

	5.4	Party B shall maintain its good reputation, actively expand its business and strive to maximize its revenue.

	5.5	Party B shall indemnify and hold Party A harmless from any loss, damage, liability or expense incurred by Party A in connection with any action, claim or other demand against Party A arising out of or in connection with the advice and services provided by Party A at Party B’s request, unless such loss, damage, liability or expense arises out of Party A gross negligence or willful misconduct.

	5.6	Both Parties hereby confirm that, in order to ensure the effective performance of the Agreement and Party A’s rights and interests, Party B and other relevant parties will sign the additional agreements in the Control Agreement at the same time as the Agreement is signed.

6.	Default and Breach

	6.1	Both Parties agree and acknowledge that if Party B (the “Defaulting Party”) materially breaches any of the covenants made under the Agreement or materially fails to perform any of its obligations under the Agreement, it shall constitute a default under the Agreement (a “Default”). Party A shall have the right to require the Defaulting Party to make supplements and corrections or take remedial measures within a reasonable period. If the Defaulting Party fails to make supplements and corrections or take remedial measures within a reasonable period or within fifteen (15) days after Party A has notified the Defaulting Party in writing of the request for corrections, Party A shall have the right, at its sole discretion, to (1) terminate the Agreement and demand full damages from the Defaulting Party; or (2) require mandatory performance of the Defaulting Party’s obligations under the Agreement and demand full damages from the Defaulting Party, which shall be the range of all actual economic losses caused to Party A by the breach, including but not limited to attorneys’ fees, litigation or arbitration costs incurred in connection with litigation or arbitration proceedings relating to such breach. This Article is without prejudice to any other rights of Party A under the Agreement.

	6.2	Notwithstanding the provisions of Article 6.1 above, both Parties agree and acknowledge that Party B shall not, under any circumstances, seek to terminate the Agreement for any reason whatsoever, except as otherwise provided by law or the Agreement.

	6.3	Both Parties agree that Article 6 shall continue in effect regardless of any modification, abrogation or termination of the Agreement.

7.	Terms of Contract

	7.1	The Agreement is executed on the date indicated at the beginning of the text and shall be effective as of that date. The Agreement shall continue in effect unless both Parties agree in writing to terminate the Agreement. Both Parties shall complete the approval (if required), filing and registration procedures for the extension of the term of operation within three (3) months prior to the expiration of the respective term of operation in order for the Agreement to continue in force. Unless otherwise provided by law, under no circumstances shall Party B has the right to terminate or cancel this Agreement unilaterally.

	7.2	Any amendment or supplement to the Agreement must be in writing and duly signed by both parties to the Agreement in order to be effective.

	7.3	Any right, power and remedy conferred on either Party by any provision of the Agreement shall not be exclusive of any other right, power or remedy of such Party under the provisions of law and other provisions hereunder, and the exercise by either Party of its rights, powers and remedies shall not preclude the exercise by such Party of its other rights, powers and remedies.

	7.4	A party’s failure to exercise or delay in exercising any of its rights, powers and remedies under the Agreement or at law (the “Party’s Rights”) will not result in a waiver of such rights, nor will any single or partial waiver of such Party’s Rights preclude the exercise of such Party’s Rights in other ways and the exercise of other such Party’s Rights.

8.	Applicable Law and Dispute Solutions

	8.1	The laws of PRC shall apply to the signing, commencement, interpretation, performance, modification and termination of the Agreement and to the settlement of disputes under the Agreement.

	8.2	Any dispute arising out of the interpretation and performance of the Agreement shall first be settled by the parties hereto through friendly negotiation. If the dispute is not resolved within thirty (30) days after either party has given written notice to the other party requesting a negotiated settlement, either party may submit the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for resolution by arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Shanghai. The arbitral award shall be final and binding on both parties. The party initiating the arbitration and the responding party shall each appoint one arbitrator, and the third arbitrator shall be appointed by CIETAC.

	8.3	In the circumstance of any dispute arising out of the interpretation and performance of the Agreement or in the circumstance that any dispute is subject to arbitration, the parties hereto shall continue to exercise their respective rights and perform their respective obligations under the Agreement, except for the subject matter of the dispute.

	8.4	After the arbitration award enters into force, either party shall have the right to apply to the court of competent jurisdiction to enforce the arbitration award.

9.	Notification

	9.1	All notices and other communications required or permitted to be given under the Agreement shall be delivered by hand or sent by postage-prepaid registered mail, commercial courier service, facsimile or email to the contact address of such party. Further confirmation of each notice shall be sent by email. The date on which such notice shall be deemed validly served shall be determined as follows:

		9.1.1	A notice shall be deemed to have been validly delivered on the date of delivery or rejection if it is sent by personal delivery, courier service or registered mail, postage prepaid, at the address specified for receipt of the notice.

		9.1.2	If the notice is sent by fax, it shall be deemed to be validly delivered on the date of a successful transmission (as evidenced by the automatically generated transmission confirmation message).

		9.1.3	If the notice is sent by email, the effective date of delivery shall be the date of successful transmission of the email if the sending party receives a system message indicating successful transmission or does not receive a system message indicating that the email was not delivered or was returned within twenty-four (24) hours

	9.2	Either party may change its contact address at any time by giving notice to the other party in accordance with the terms of this Article.

10.	Transfer

	10.1	Party B shall not assign its rights and obligations under the Agreement to any third party without the prior written consent of Party A.

	10.2	Party B agrees that Party A may assign Party A’s rights and obligations under the Agreement to any third party by giving prior written notice to Party B without the consent of Party B.

	10.3	The Agreement shall be binding on the legal assignees or successors of both parties.

11.	Severability

If one or more provisions of the Agreement shall be determined to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired in any respect. Both Parties shall negotiate in good faith for the replacement of such invalid, unlawful or unenforceable provisions with provisions that are valid to the fullest extent permitted by law and desired by both Parties, and the economic effect of such valid provisions shall be as similar as possible to the economic effect of those invalid, unlawful or unenforceable provisions.

12.	Amendments and Supplements

Any amendments and supplements to the Agreement shall be in writing. Any amendment agreement and supplement agreement to the Agreement signed by both parties shall be an integral part of the Agreement and shall have the same legal effect as the Agreement.

13.	Others

	13.1	The headings in each Article of the Agreement are for indexing purposes only, and in no circumstance shall such headings be used or affect the interpretation of the provisions of the Agreement.

	13.2	Except as amended, supplemented or modified in writing after the execution of the Agreement, the Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof. The Agreement shall replace all prior negotiations, representations, contracts, understandings and communications, both oral and written, with respect to the subject matter hereof.

	13.3	Both Parties undertake that they will declare and pay the taxes involved in the transactions under the Agreement in accordance with the law separately.

	13.4	References herein to any law or regulation shall be deemed to include references to amendments, changes, additions and re-enactments of such law, whether in force before or after the date of the Agreement, and to other decisions, notices and regulations made under or in force by virtue thereof.

14.	Language and Transcript

This Agreement is made in two (2) copies in Chinese, one (1) copy for each party, each copy having the same legal effect.

——The next page is the signature page——

[This page has no text and is the signature page of the Exclusive Business Cooperation Agreement]

Party A:

Beijing NeoTV Culture Diffusion Co., Ltd., (Seal)

Signature:
Name:
Occupation:	Legal Representative

[This page has no text and is the signature page of the Exclusive Business Cooperation Agreement]

Party B:

Shanghai NeoTV Culture Diffusion Co., Ltd., (Seal)

Signature:
Name:
Occupation:	Legal Representative